SUBSIDIARIES OF HEALTHWORLD CORPORATION

                                                               Jurisdiction of
Name of Entity:                                                Organization:
---------------                                                -------------

Girgenti, Hughes, Butler & McDowell, Inc.                      State of New York
(also d/b/a "GHBM" and "Rubin Ehrenthal")

Black Cat Graphics, Inc.                                       State of New York
(also d/b/a "Studio Temps")

Brand Research Corporation                                     State of New York

Medical Education Technologies, Inc.                           State of New York

Syberactice, Inc.                                              State of Illinois

Milton Marketing Group Limited                                 England

Milton Marketing Limited                                       England
(also d/b/a "Milton Healthworld",
"Milton Broadway" and "Milton PDM")

PDM Communications Ltd.                                        England
(also d/b/a "Milton PDM")

Effective Sales Personnel Limited                              England
(also d/b/a "Headcount Field Marketing",
"Medical Headcount" and "Merlink")

Milton Cater Limited                                           England

Milton Headcount Limited                                       England
(also d/b/a "Effective Sales
Personnel", "Headcount Field Marketing",
"Medical Headcount" and "Merlink")

Healthworld B.V                                                The Netherlands